MUTUAL GENERAL RELEASE
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     THIS MUTUAL GENERAL RELEASE is made and entered into as of December 20,
2000 by and between ASSI, Inc. ("ASSI"), a Nevada corporation, and Louis Habash ("Habash"), on the one hand, and CHICAGO PIZZA & BREWERY, INC. (the "Company"), a California corporation, on the other hand, with reference to the following facts:

     A. During the months of November and December 2000, the Company and ASSI were negotiating the terms of a Stock Purchase Agreement (the "Pending Agreement") between them whereby ASSI would purchase 1,500,000 shares of common stock of the Company.

     B. On or about December __, 2000, ASSI received an unsolicited offer from Jacmar, Incorporated ("Jacmar"), to purchase all of ASSI's 2,200,000 shares of common stock of the Company, constituting 100% of the shares owned by ASSI in the Company. ASSI has now agreed to sell its shares to Jacmar.

     C. The parties now desire to waive any claims they may have against each other, whether arising under the Pending Agreement or otherwise, and the parties have agreed to waive such claims, upon the terms set forth in this Mutual General Release ("Release").

     NOW, THEREFORE, the parties hereby agree as follows:

1.               GRANT OF STOCK OPTION.  The Company agrees to issue to ASSI a
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stock option exercisable for 200,000 shares of the Company's common stock at a purchase price of $4.00 per share as full consideration for the issuance of this Release.

     2.     RELEASE.
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          2.1     Release by ASSI and Habash.  ASSI and Habash hereby release
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and forever discharge the Company and all of its directors, officers, employees agents and affiliates (collectively, "Affiliates") of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature, character and description, known or unknown (collectively, "Claims"), which ASSI or Habash now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold, by reason of any matter, cause or thing whatsoever occurred, done, omitted or suffered to be done prior to the date of this instrument, including without any limitation any Claims arising out of or relating to the Pending Agreement.

          2.2     Release by the Company.  The Company hereby releases and
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forever discharges ASSI and Habash of and from any and all Claims which the

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Company now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold, by reason of any matter, cause or thing whatsoever occurred, done, omitted or suffered to be done prior to the date of this instrument, including without any limitation any Claims arising out of or relating to the Pending Agreement.

     3.     WAIVER OF UNKNOWN CLAIMS.  Each party hereby waives and relinquishes
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all rights and benefits afforded by Section 1542 of the Civil Code of the State of California. Each party understands that the facts in respect of which the releases made in this instrument are given may hereafter turn out to be other than or different from the facts in that connection now known or believed by either of them to be true; and each of them hereby accepts and assumes the risk of facts turning out to be different and agree that this instrument shall be and remain in all respects effective and not subject to termination or rescission by virtue of any such difference in facts.

     Section 1542 of the Civil Code of the State of California reads as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     4.     NO ASSIGNMENT. Each party represents and warrants that it has not
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heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, or corporation whomsoever any Claim herein released. Each party hereby agrees to indemnify and hold harmless the other party against any Claim based on, arising out of or in connection with any such transfer or assignment or purported transfer or assignment.

     5.     NO REPRESENTATIONS.  Each party acknowledges that no representations
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of any kind or character have been made to it by the other party, or by any of the other party's agents, representatives or attorneys, to induce the execution of this instrument.

     6.     NO ADMISSION OF LIABILITY.  Each party acknowledges that this
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instrument effects the settlement of claims which are denied by the other party, and that nothing contained herein shall be construed as an admission of liability by or on behalf of the other party, by whom liability is expressly denied.

     7.     REPRESENTATION BY INDEPENDENT COUNSEL.  EACH PARTY ACKNOWLEDGES THAT
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IT HAS BEEN REPRESENTED, OR HAS HAD THE OPPORTUNITY TO HAVE BEEN REPRESENTED, BY
COUNSEL OF ITS OWN CHOICE THROUGHOUT ALL OF THE NEGOTIATIONS WHICH PRECEDED THE EXECUTION OF THIS INSTRUMENT AND IN CONNECTION WITH THE PREPARATION AND
EXECUTION OF THIS INSTRUMENT.

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     8.     SUCCESSORS AND ASSIGNS.  This instrument shall be binding upon and
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inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

     9.     NO FUTURE ACTIONS.  Each of ASSI and Habash agrees that it will
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forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the Company or any of its Affiliates based on, arising out of, or in connection with any Claim that is released and discharged by reason of this instrument. The Company agrees that it will forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action or other proceeding against ASSI or Habash based on, arising out of, or in connection with any Claim that is released and discharged by reason of this instrument.

     10.     GOVERNING LAW.  This instrument is made and entered into in the
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State of California and shall be interpreted and enforced under and pursuant to the laws of California.

     11.     TERMS.  Wherever in this instrument the context may require, the
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masculine shall be deemed to include the feminine and/or neuter, and the singular to include the plural.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

ASSI, Inc.

By: /s/ LOUIS HABASH               /s/ LOUIS HABASH
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   Louis Habash, President         Louis Habash


CHICAGO PIZZA & BREWERY, INC.

By: /s/ PAUL A. MOTENKO
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    Paul A. Motenko,
    Co-Chief Executive Officer,
    Vice President and Secretary